Exhibit 99.1

QVC, Inc. Announces Issuance of $500 Million of New Senior Secured Notes and Results of Its Cash Tender Offer for Its Outstanding 5.125% Senior Secured Notes Due 2022

WEST CHESTER, Pa. (August 20, 2020) - QVC, Inc. (“QVC”) announced today the completion of the previously announced offering of $500 million aggregate principal amount of new 4.375% Senior Secured Notes due 2028 (the “New Notes”) (the “Notes Offering”) and the expiration and results of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 5.125% Senior Secured Notes due 2022 (the “2022 Notes”).

QVC is a wholly-owned subsidiary of Qurate Retail, Inc. (Nasdaq: QRTEA and QRTEB).

Completion of Notes Offering

The New Notes are secured by a first-priority lien on the capital stock of QVC, which also secures QVC’s existing secured indebtedness and certain future indebtedness. The net proceeds from the Notes Offering, together with cash on hand, are expected to be used to repurchase any and all of the $500 million outstanding aggregate principal amount of the 2022 Notes in the Tender Offer and the redemption of the 2022 Notes described below.

BofA Securities and J.P. Morgan are the lead joint book-running managers for the Notes Offering.

QVC issued the New Notes pursuant to its existing effective shelf registration statement previously filed by QVC with the Securities and Exchange Commission (“SEC”). QVC has filed with the SEC a definitive prospectus supplement and accompanying prospectus describing the terms of the Notes Offering. The definitive prospectus supplement and accompanying prospectus for the Notes Offering may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or from BofA Securities, NC1-004-03-43; 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, Toll Free: 1 800 294 1322, Email: dg.prospectus_requests@bofa.com and J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 866-803-9204, or by email at prospectus-eq_fi@jpmchase.com.

Tender Offer Results and Redemption

The Tender Offer expired at 5:00 p.m., New York City time, on August 19, 2020 (the “Expiration Time”). As of the Expiration Time, an aggregate principal amount of $384,831,000, or approximately 77%, of the 2022 Notes were validly tendered and not validly withdrawn, which amount excludes $4,692,000 aggregate principal amount of the 2022 Notes that remain subject to guaranteed delivery procedures. QVC has accepted for payment all 2022 Notes validly tendered prior to the Expiration Time pursuant to the settlement procedures described in the Offer to Purchase, dated August 12, 2020. QVC also expects to accept for payment all 2022 Notes that remain subject to guaranteed delivery procedures and to make payment for such 2022 Notes on August 24, 2020.

QVC also issued today a notice of redemption exercising its right to optionally redeem, on September 19, 2020 (the “Redemption Date”), any 2022 Notes that remain outstanding following the Tender Offer at a redemption price equal to (i) 100% of the principal amount thereof, plus (ii) accrued and unpaid interest to the Redemption Date, plus (iii) a make-whole premium to be calculated three business days before the Redemption Date in accordance with the terms of the 2022 Notes and the indenture governing the 2022 Notes.

Requests for documents relating to the Tender Offer may be directed to D.F. King & Co., Inc., the Information Agent, at (800) 848-3405 (Toll-Free) or (212) 269-5550, by email at QVC@dfking.com, or via the following web address: www.dfking.com/QVC. BofA Securities, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC acted as Joint Dealer Managers for the Tender Offer. Questions regarding the Tender Offer may be directed to the Joint Dealer Managers at the contact information shown below:

BofA Securities

Collect: (980) 287-6959

Credit Suisse Securities (USA) LLC

Collect: (212) 538-2147

Toll Free: (800) 820-1653

J.P. Morgan Securities LLC

Collect: (212) 834-4087
Toll Free: (866) 834-4666

This press release is for informational purposes only and does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2022 Notes, nor does it constitute an offer to sell or the solicitation of an offer to buy any security, including the New Notes or the 2022 Notes, nor shall there be any sales of New Notes or 2022 Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the Notes Offering and the use of proceeds from the Notes Offering, including the repurchase of the 2022 Notes pursuant to the Tender Offer or the redemption of the 2022 Notes. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and QVC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC, including the most recent Forms 10-K and 10-Q, for additional information about QVC and about the risks and uncertainties related to the business of QVC which may affect the statements made in this press release.

Contacts:

Courtnee Chun

720-875-5420

QVC Media Relations

484-701-1647

SOURCE QVC, Inc.